Exhibit 5.1



                                               August 9, 1996


Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas  76102

          Re:   Registration Statement on Form S-3

Dear Sirs:

As Vice President and General Counsel of Snyder Oil Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Selling Stockholders of 399,202 shares of common stock of the Company, par value $.01 per share(collectively, the "Common Stock"). Capitalized terms used and not defined herein have the meaning set forth in the prospectus (the "Prospectus") that is included as part of the Registration Statement.

In connection with the opinion expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinion set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

Based upon the foregoing, it is my opinion that upon the effective date of the Registration Statement, the shares of Common Stock to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

This opinion is limited to the substantive laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion or any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Opinions" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.


                                               Very truly yours,


                                               /s/ Peter E. Lorenzen
                                               ---------------------
                                               Peter E. Lorenzen
                                               Vice President
                                               and General Counsel